Exhibit 99.1

Santander Holdings USA, Inc. Announces Completion of Acquisition of Santander Consumer USA Holdings Inc.; Santander Consumer USA Holdings Inc. is Now a Wholly Owned Subsidiary of Santander Holdings USA, Inc.

BOSTON, January 31, 2022 – PRESS RELEASE

Santander Holdings USA, Inc. (“SHUSA”) today announced that it has closed its acquisition of all outstanding shares of common stock of Santander Consumer USA Holdings Inc. (“SC”) not already owned by SHUSA following the completion of SHUSA’s previously announced tender offer (the “Tender Offer”) to acquire such shares of common stock of SC for $41.50 per share.

Following the expiration of the Tender Offer at 5:00 p.m. New York City time, on January 27, 2022, Max Merger Sub, Inc., a wholly owned subsidiary of SHUSA (the “Purchaser”), accepted for payment all shares tendered and not validly withdrawn in the Tender Offer. Following its acceptance of the tendered shares, SHUSA completed its acquisition of SC through a merger of Purchaser with and into SC, with SC continuing as the surviving corporation and a wholly owned subsidiary of SHUSA (the “Merger”). In connection with the Merger, all shares of SC’s common stock not tendered in the Tender Offer converted into the right to receive the same $41.50 in cash as will be paid for all shares of SC’s common stock that were tendered in the Tender Offer. As a result of the consummation of the Tender Offer and the Merger, Parent owns all of SC’s shares, and shareholders who tendered their shares in the Tender Offer and whose shares were acquired in the Merger will be paid promptly.

J.P. Morgan Securities LLC is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal counsel to SHUSA. Piper Sandler is acting as financial advisor and Covington & Burling LLP is acting as legal counsel to the special committee of the board of SC that approved the transaction. Hughes Hubbard & Reed LLP is acting as legal counsel to SC.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), a global banking group with 149 million customers in the U.S., Europe and Latin America. As the intermediate holding company for Santander’s U.S. businesses, SHUSA is the parent organization of financial companies with approximately 14,900 employees, 5 million customers, and $156 billion in assets as of September 2021. These include Santander Bank, N.A., Santander Consumer USA Holdings Inc. (NYSE: SC), Banco Santander International, Santander Securities LLC, Santander Investment Securities Inc., and several other subsidiaries. Santander US is recognized as a top 10 auto lender, a top 10 multifamily lender, and a top 20 commercial real estate lender, and has a growing wealth management business with more than $50 billion in assets under management. For more information on Santander US, please visit www.santanderus.com.

Santander Consumer USA Holdings Inc. is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 3.1 million customers across the full credit spectrum. SC, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $65 billion (for the third quarter ended September 30, 2021), and is headquartered in Dallas (www.santanderconsumerusa.com).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, which involve a number of risks and uncertainties. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and SHUSA does not undertake any obligation to update any forward-looking statement except as required by law.